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                                                                       Exhibit 2



                         CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the incorporation by reference with respect to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the "Plan") of our report dated May 6, 1999 with respect to the Plan's financial statements included in the annual report on Form 11-K for the period ended December 31, 1998, and all references to our firm included in or made a part of the Registration Statement.

/s/ Hirth Norris & Garrison, LLP

HIRTH NORRIS & GARRISON, LLP


Grove City, Ohio
June 19, 2000


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